CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                  SALOMON SMITH BARNEY ORION FUTURES FUND L.P.

                            UNDER SECTION 121-201 OF

                       THE REVISED LIMITED PARTNERSHIP ACT



     THE UNDERSIGNED, for the purpose of forming a limited partnership pursuant to Section 121-201 of the Revised Limited Partnership Act of New York, does hereby certify:

1. The name of the limited partnership is as follows:

          Salomon Smith Barney Orion Futures Fund L.P.

2. The county within this state, in which the office of the limited partnership is to be located is:

          New  York.

     3. The Secretary of State of the State of New York is hereby designated the agent of the limited partnership upon whom process served against the limited partnership may be served. The post office address within or without New York State to which the Secretary will mail a copy of any process against the limited partnership served upon him is:

                           SFG Global Investments, Inc.
                           21 Milk Street  5th floor
                           Boston, Massachusetts 02109
                           Attention:  Molly S. Mugler

                           and

                           c/o Salomon Smith Barney Futures Management Inc. 390 Greenwich Street - 1st floor
                           New York, New York  10013
                           Attention:  David J. Vogel

     4. CT Corporation System, having a business address at 1633 Broadway, New York, New York 10019, is hereby designated pursuant to section 121-105 of the Revised Limited Partnership Act of New York, the registered agent of the limited partnership upon whom process against the limited partnership may be served.
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     5. The name and business or residence address of each general partner is as follows:

                           SFG Global Investments, Inc.
                           21 Milk Street  5th floor
                           Boston, Massachusetts 02109

     6. The latest date upon which the limited partnership is to dissolve is:

          December 31, 2019

     7. Additional information determined by the general partner to be included:

          None.

     IN WITNESS WHEREOF, the undersigned has executed this certificate this 8th day of March, 1999 and affirms that the statements contained herein are true under penalty of perjury.

          General Partner

          SFG  Global Investments, Inc.



        By: /s/ Molly S. Mugler
                -------------------
                Molly S. Mugler
                President